NATURAL GAS SYSTEMS, INC.
                                2004 STOCK PLAN:

                             SUMMARY OF STOCK GRANT
                  By your signature and the signature of the Company's representative below, you and the Company agree that you are receiving shares subject to the terms and conditions of the 2004 Stock Plan and the Stock Grant Agreement, both of which are attached to and made a part of this document.

     Name of Transferee:                  Daryl V. Mazzanti

     Total Number of Transferred          25,000
     Shares:

     Sale Price Per Share:                $0.001

     Fair Market Value Per Share:         $1.61

     Date of Transfer:                    June 23, 2005

     Vesting Commencement Date:           June 23, 2005

     Vesting Schedule:                    The Forfeiture Condition shall lapse
                                          with respect to the first 1/12th of
                                          the Transferred Shares when the
                                          Transferee completes one month of
                                          continuous Service after the Vesting
                                          Commencement Date. The Forfeiture
                                          Condition shall lapse with respect to
                                          an additional 1/12th of the
                                          Transferred Shares when the Transferee
                                          completes each month of continuous
                                          Service thereafter.


TRANSFEREE:                            NATURAL GAS SYSTEMS, INC.

                                      By:
-----------------------------------          ------------------------------
By:                                   Robert S. Herlin, President

                            NATURAL GAS SYSTEMS, INC.
                                2004 STOCK PLAN:
                      STOCK GRANT AGREEMENT (FOR SERVICES)


SECTION 1.        ACQUISITION OF SHARES.

                  (a) Transfer. On the terms and conditions set forth in the Summary of Stock Grant and this Agreement, the Company sell to the Transferee, and the Transferee agrees to purchase, the number of Shares set forth in the Summary of Stock Grant at the Sale Price, as set forth above. The transfer shall occur at the offices of the Company on the date of transfer set forth in the Summary of Stock Grant or at such other place and time as the parties may agree.

                  (b) Consideration. The Transferee and the Company agree that the Transferred Shares are being issued to the Transferee as consideration for a portion of the services performed by the Transferee for the Company. The value of such portion is agreed to be not less than 100% of the Fair Market Value of the Transferred Shares.

                  (c) Stock Plan and Defined Terms. The transfer of the Transferred Shares is subject to the Plan, a copy of which the Transferee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 12 of this Agreement.

SECTION 2.        FORFEITURE CONDITION.

                  (a) Scope of Forfeiture Condition. All Transferred Shares initially shall be Restricted Shares and shall be subject to forfeiture to the Company. The Transferee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company's written consent, except as provided in the following sentence. The Transferee may transfer Restricted Shares to one or more members of the Transferee's Immediate Family or to a trust established by the Transferee for the benefit of the Transferee and/or one or more members of the Transferee's Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Transferee transfers any Restricted Shares, then this Agreement shall apply to the Subsequent Transferee to the same extent as to the Transferee.

                  (b) Vesting. The Forfeiture Condition shall lapse and the Restricted Shares shall become vested in accordance with the vesting schedule set forth in the Summary of Stock Grant. The Company may, at its sole discretion, accelerate the vesting and waive the Forfeiture Condition, at any time.

                  (c) Execution of Forfeiture. The Forfeiture Condition shall be applicable only if the Transferee's Service terminates for Cause, including (without limitation) death or disability of Daryl Mazzanti, before all Restricted Shares have become vested. In the event that the Transferee's Service terminates for Cause, the certificate(s) representing any remaining Restricted Shares shall be delivered to the Company properly endorsed for transfer. The Company shall make no payment for Restricted Shares that are forfeited.

                  (d) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Forfeiture Condition. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares.

                  (e) Termination of Rights as Stockholder. If Restricted Shares are forfeited in accordance with this Section 2, then the person who is to forfeit such Restricted Shares shall no longer have any rights as a holder of such Restricted Shares. Such Restricted Shares shall be deemed to have been forfeited in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

                  (f) Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection (d) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Transferred Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Transferee and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for forfeiture and cancellation in the event that the Forfeiture Condition applies or (ii) released to the Transferee upon the Transferee's request to the extent the Transferred Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Transferred Shares that have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the earlier of the termination of the Transferee's Service.

SECTION 3.        OTHER RESTRICTIONS ON TRANSFER.

                  (a) Transferee Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Transferee hereby represents and warrants to the Company as follows:

                           (i) The Transferee is acquiring and will hold the Transferred Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                           (ii) The Transferee understands that the Transferred Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Transferred Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Transferee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Transferee further acknowledges and understands that the Company is under no obligation to register the Transferred Shares.

                           (iii) The Transferee is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations. The Transferee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

                           (iv) The Transferee will not sell, transfer or otherwise dispose of the Transferred Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Transferee agrees that he or she will not dispose of the Transferred Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Transferred Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Transferred Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Transferred Shares under applicable state law.

                           (v) The Transferee has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Transferred Shares, and the Transferee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Transferred Shares.

                           (vi) The Transferee is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Transferee is able, without impairing his or her financial condition, to hold the Transferred Shares for an indefinite period and to suffer a complete loss of his or her investment in the Transferred Shares.

                           (vii) Transferee is an "accredited investor" as defined under Exhibit I attached hereto.

                  (b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Transferred Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

                  (c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Transferred Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Transferred Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection
(c) shall not apply to Shares registered in the public offering under the Securities Act, and the Transferee shall be subject to this Subsection (c) only if the directors and officers of the Company are subject to similar arrangements.

                  (d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Transferred Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Transferred Shares, or otherwise to accord voting, dividend or liquidation rights to, any Subsequent Transferee to whom Transferred Shares have been transferred in contravention of this Agreement.

SECTION 4.        SUCCESSORS AND ASSIGNS.

                  Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Transferee and the Transferee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 5.        NO RETENTION RIGHTS.

                  Nothing in this Agreement or in the Plan shall confer upon the Transferee any right to continue providing services to the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Transferee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

SECTION 6.        TAX ELECTION.

                  The acquisition of the Transferred Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of transfer set forth in the Summary of Stock Grant. The Transferee should consult with his or her tax advisor to determine the tax consequences of acquiring the Transferred Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Transferee acknowledges that it is his or her sole responsibility, and not the Company's, to file a timely election under Code Section 83(b), even if the Transferee requests the Company or its representatives to make this filing on his or her behalf.

SECTION 7.        LEGENDS.

                  All certificates evidencing Transferred Shares shall bear the following legends:

         "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH IMPOSES CERTAIN FORFEITURE CONDITIONS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

If required by the authorities of any state in connection with the issuance of the Transferred Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 8.        NOTICE.

                  Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Transferee at the address that he or she most recently provided to the Company in accordance with this Section 9.

SECTION 9.        ENTIRE AGREEMENT.

                  The Summary of Stock Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 10.       CHOICE OF LAW.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State.

SECTION 11.       DEFINITIONS.

                  (a) "Agreement" shall mean this Stock Grant Agreement.

                  (b) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

                  (c) "Cause" shall mean:

                           (i) An unauthorized use or disclosure by the Transferee of the Company's material non-public information or trade secrets;

                           (ii) A material breach by the Transferee of any consulting agreement between the Transferee and the Company;

                           (iii) A failure to perform satisfactorily the services and duties that Transferee is required to perform under its agreement with the Company;

                           (iv) The Transferee's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; or

                           (v) The Transferee's gross negligence or willful misconduct;

The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent or Subsidiary) may consider as grounds for the discharge of the Transferee without Cause.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

                  (f) "Company" shall mean Natural Gas Systems, Inc., a Nevada corporation.

                  (g) "Consultant" shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

                  (h) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

                  (i) "Fair Market Value" shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with the Plan.

                  (j) "Forfeiture Condition" shall mean the forfeiture condition described in Section 2.

                  (k) "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

                  (l) "Outside Director" shall mean a member of the Board of Directors who is not an Employee.

                  (m) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (n) "Plan" shall mean the Natural Gas Systems, Inc. 2004 Stock Plan, as amended.

                  (o) "Restricted Share" shall mean a Transferred Share that is subject to the Forfeiture Condition.

                  (p) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (q) "Service" shall mean service as an Employee, Outside Director or Consultant.

                  (r) "Share" shall mean one share of Stock, as adjusted in accordance with Section 14 of the Plan (if applicable).

                  (s) "Stock" shall mean the Common Stock of the Company, with a par value of $0.001 per Share.

                  (t) "Subsequent Transferee" shall mean any person to whom the Transferee has directly or indirectly transferred any Transferred Shares.

                  (u) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain or corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (v) "Summary of Stock Grant" shall mean the document so entitled to which this Agreement is attached.

                  (w) "Transferee" shall mean the individual named in the Summary of Stock Grant.

                  (x) "Transfer Notice" shall mean the notice of a proposed transfer of Transferred Shares described in Section 3.

                  (y) "Transferred Shares" shall mean the Shares acquired by the Transferee pursuant to this Agreement.

                                    Exhibit I

                    CERTIFICATE OF ACCREDITED INVESTOR STATUS

         Except as may be indicated by the undersigned below, the undersigned is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned has checked the box below indicating the basis on which he is representing his status as an "accredited investor":

|_| a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in
         Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors";

|_| a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

|_| an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

|_| a natural person whose individual net worth, or joint net worth with the undersigned's spouse, at the time of this purchase exceeds $1,000,000;

|_| a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

|_| a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

|_| an entity in which all of the equity holders are "accredited investors" by virtue of their meeting one or more of the above standards.

|_| an individual who is a director or executive officer of Natural Gas Systems, Inc.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of __________________, 2005.


                                               _________________________________
                                               Name of Recipient

                                          By: ________________________
                                          Name: ______________________
                                          Title: _______________________